UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 25, 2013, Enanta Pharmaceuticals, Inc. announced via press release its results for the quarter and fiscal year ended September 30, 2013. A copy of Enanta’s press release is hereby furnished to the Commission as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bruce L. A. Carter, Ph.D. to Board of Directors

On November 22, 2013, the Board of Directors of Enanta Pharmaceuticals, Inc. appointed Bruce L. A. Carter, Ph.D. to serve as an independent director of the Company in the class of directors whose terms expire at Enanta’s upcoming Annual Meeting of Stockholders and as a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.

Dr. Carter will receive the standard compensation for non-employee directors of Enanta, including retainer fees for Board and committee service and stock options, and will have the benefit of the Company’s standard form of indemnification agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Enanta Pharmaceuticals, Inc., dated November 25, 2013, reporting Enanta’s financial results for the quarter and fiscal year ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2013	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Enanta Pharmaceuticals, Inc., dated November 25, 2013, reporting Enanta’s financial results for the quarter and fiscal year ended September 30, 2013.